CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-206556 and 333-142055 on Form S-8 of our report dated June 24, 2016, relating to the financial statements and supplemental schedule of the Savings Plan of Entergy Corporation and Subsidiaries VII, appearing in this Annual Report on Form 11-K of the Savings Plan of Entergy Corporation and Subsidiaries VII for the year ended December 31, 2015.

/s/ DELOITTE & TOUCHE LLP

New Orleans, Louisiana
June 24, 2016